SCHEDULE II

	   			    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-LAMSON & SESSIONS CO

          GAMCO INVESTORS, INC.
                      11/18/04          219,100-             *DO
                      11/16/04            1,000             9.0300
                      11/16/04            1,500-            9.0300
                      11/16/04              500-            9.0300
                      11/16/04              500             9.0300
                      11/16/04              500-            9.0300
                      11/16/04            1,000             9.0300
                      10/21/04           10,000-             *DO
                      10/05/04              900-           10.5000
                       9/28/04            3,000-            9.0000
                       9/23/04            2,000-            8.7875
           GABELLI FUNDS, LLC.
               GABELLI EQUITY TRUST
                      10/04/04            8,000-            9.7245
                       9/27/04            2,600-            8.5385

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.